Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT AGREEMENT

TO

Re:	Amended and Restated Letter of Credit and Cash Draw Agreement Dated as of June 24, 2011 of UTi Worldwide Inc.

December 23, 2013

To Nedbank Limited, acting through its London Branch,

in its capacity as the Lender

and Issuing Bank

This Fourth Amendment Agreement to the Amended and Restated Letter of Credit and Cash Draw Agreement (this “Fourth Amendment”) is dated as of December 23, 2013 and is entered into by and among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party hereto and Nedbank Limited, acting through its London Branch, in its capacity as the Lender and Issuing Bank (the “Issuing Bank”) and is made with reference to that certain Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, by and among the Company, each of the Subsidiary Guarantors party thereto and the Issuing Bank (as amended pursuant to that certain First Amendment dated as of June 5, 2013, that certain Second Amendment dated as of September 5, 2013 and that certain Third Amendment dated as of December 5, 2013) the “Existing Amended and Restated Letter of Credit and Cash Draw Agreement”). The Existing Amended and Restated Letter of Credit and Cash Draw Agreement, as amended by this Fourth Amendment, is referred to as the “Amended and Restated Letter of Credit and Cash Draw Agreement.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Existing Amended and Restated Letter of Credit and Cash Draw Agreement as hereinafter provided.

Upon the Issuing Bank’s acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Fourth Amendment shall constitute a contract between the Company, the Subsidiary Guarantors and the Issuing Bank, amending the Existing Amended and Restated Letter of Credit and Cash Draw Agreement, but only in the respects hereinafter set forth and only after the conditions set forth in Section 2 have been satisfied:

SECTION 1. AMENDMENTS TO EXISTING AMENDED AND RESTATED LETTER OF CREDIT AND CASH DRAW AGREEMENT.

UTi Worldwide Inc.	Fourth Amendment Agreement

Section 1.1. The first paragraph of Section 1.1 of the Existing Amended and Restated Letter of Credit and Cash Draw Agreement is hereby amended effective as of the date hereof by adding the following sentence as the last sentence of such paragraph:

If at any time the aggregate amount of all Letters of Credit outstanding exceeds the Maximum Draw Amount, the Company shall ensure that sufficient Credit Support pursuant to Section 3.5 is made in order to prevent the aggregate amount of all Letters of Credit outstanding from exceeding the Maximum Draw Amount.

Section 1.2. Clause (a) of Section 2.5 of the Existing Amended and Restated Letter of Credit and Cash Draw Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

(a) The Company shall immediately repay, or as the case may be pay, all amounts drawn and outstanding under the Cash Draw Facility, together with all accrued interest, costs and any other amounts due under this Agreement, (x) on the date that is the last Business Day of the Availability Period and (y) upon demand by the Lender at any time that an Event of Default has occurred and is continuing. If at any time the amounts drawn and outstanding under the Cash Draw Facility exceed the Cash Draw Facility Commitment, then the Borrower shall immediately repay such amounts, together will all accrued interest, costs and any other amounts due under this Agreement, so that the amounts drawn and outstanding under the Cash Draw Facility are no greater than the Cash Draw Facility Commitment. The Company hereby authorizes the Lender to charge the Current Account in order to cause timely payment to be made to the Lender of all principal, interest, fees and expenses due hereunder with respect to the Cash Draw Facility in the event that the Company fails to make a payment hereunder with respect to the Cash Draw Facility.

Section 1.3. The first sentence of Section 3.10 of the Existing Amended and Restated Letter of Credit and Cash Draw Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

The Company (a) may not request an increase to the existing LC Commitment during the period prior to and including March 15, 2014 and (b) may elect to request, by written notice to the Issuing Bank, on no more than four occasions in any twelve-month period, an increase to the existing LC Commitment (any such increase, the “New LC Commitments”) by an amount not in excess of $20,000,000 in the aggregate for the period after March 15, 2014 and prior to the Maturity Date.

UTi Worldwide Inc.	Fourth Amendment Agreement

Section 1.4. The following definitions set forth in Schedule B to the Existing Amended and Restated Letter of Credit and Cash Draw Agreement are hereby amended and restated by substituting the following therefor:

“Cash Draw Facility Commitment” means U.S.$85,000,000 committed overdraft facility for the period prior to and including March 15, 2014 and U.S.$55,000,000 committed overdraft facility for the period after March 15, 2014, in each case to the extent not cancelled, reduced or transferred by it under this Agreement.

“Maximum Draw Amount” means U.S.$15,000,000 for the period prior to and including March 15, 2014 and U.S.$25,000,000 for the period after March 15, 2014.

SECTION 2. CONDITIONS PRECEDENT.

This Fourth Amendment shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Issuing Bank shall have received this Fourth Amendment, duly executed by each Obligor.

(b) The Issuing Bank shall have consented to this Fourth Amendment as evidenced by its execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Fourth Amendment.

(d) Any consents or approvals from any holder or holders of any outstanding security of any Obligor or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Issuing Bank and its special counsel.

(e) The Issuing Bank shall have received a non-refundable amendment fee of $10,000.00 which shall be fully earned when paid.

(f) The Obligors shall have paid the fees and disbursements of the Issuing Bank’s special counsel, Milbank, Tweed, Hadley & McCloy, LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the transactions contemplated hereby, which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Fourth Amendment.

UTi Worldwide Inc.	Fourth Amendment Agreement

(g) All corporate and other proceedings in connection with the transactions contemplated by this Fourth Amendment, including, without limitation, resolutions authorizing the amendments contemplated by this Fourth Amendment certified by the Company, and all documents and instruments incident to such transactions shall be satisfactory to the Issuing Bank and its special counsel, and the Issuing Bank and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Issuing Bank or its special counsel may reasonably request.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Fourth Amendment:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) This Fourth Amendment and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Fourth Amendment has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Existing Amended and Restated Letter of Credit and Cash Draw Agreement immediately before giving effect to this Fourth Amendment nor under the Amended and Restated Letter of Credit and Cash Draw Agreement, immediately after giving effect to this Fourth Amendment.

(d) The execution, delivery and performance of this Fourth Amendment by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Fourth Amendment and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this Fourth Amendment or the consummation of the transactions contemplated thereby.

UTi Worldwide Inc.	Fourth Amendment Agreement

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby, other than the fees set forth in this Fourth Amendment and the payment of legal fees of counsel to the Issuing Bank under this Fourth Amendment.

(g) Each Subsidiary of the Company which is a borrower or guarantor under the Global Credit Facilities as of the date hereof is a Subsidiary Guarantor hereunder.

SECTION 4. MISCELLANEOUS.

Section 4.1. Except as amended herein, all terms and provisions of the Existing Amended and Restated Letter of Credit and Cash Draw Agreement and the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2. Any and all notices, requests, certificates and other instruments may refer to the “Amended and Restated Letter of Credit and Cash Draw Agreement” without making specific reference to the Fourth Amendment, but nevertheless all such references shall be deemed to include the Fourth Amendment unless the context shall otherwise require.

Section 4.3. This Fourth Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 4.4. This Fourth Amendment shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 4.5. The capitalized terms used in this Fourth Amendment shall have the respective meanings specified in the Amended and Restated Letter of Credit and Cash Draw Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

UTi Worldwide Inc.	Fourth Amendment Agreement

The execution hereof by the Issuing Bank shall constitute a contract among the Obligors and the Issuing Bank for the uses and purposes hereinabove set forth. This Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

UTi Worldwide Inc.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

[Signature Page to Fourth Amendment]

UTi Worldwide Inc.	Fourth Amendment Agreement

UTI (AUST) PTY LIMITED

UTI BELGIUM N.V.

UTI LOGISTICS N.V.

UTI NETWORKS LIMITED

UTI, CANADA, INC.

UTI CANADA CONTRACT LOGISTICS INC.

UTI DEUTSCHLAND GMBH

UTI (HK) LIMITED

UTI GLOBAL SERVICES B.V.

UTI NEDERLAND B.V.

UTI TECHNOLOGY SERVICES PTE. LTD.

UTI WORLDWIDE (SINGAPORE) PTE LTD

SERVICIOS LOGISTICOS INTEGRADOS SLI SA

UTI IBERIA S.A.

UTI WORLDWIDE (UK) LIMITED

UTI INVENTORY MANAGEMENT SOLUTIONS INC.

CONCENTREK, INC.

INTRANSIT, INC.

MARKET TRANSPORT, LTD.

SAMMONS TRANSPORTATION, INC.

UTI, UNITED STATES, INC.

UTI INTEGRATED LOGISTICS, LLC

KABUSHIKI KAISHA UTI

By	/s/ Lance D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED PYRAMID FREIGHT (PROPRIETARY) LIMITED UTI INTERNATIONAL INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

[Signature Page to Fourth Amendment]

UTi Worldwide Inc.	Fourth Amendment Agreement

This foregoing Fourth Amendment is hereby accepted and agreed to as of the date aforesaid.

NEDBANK LIMITED, acting through its London Branch, as Lender and Issuing Bank

By	/s/ Harold James Rolstone
Head of Corporate Banking Nedbank Limited, London Branch

By	/s/ Adrian Stephen Robert Hickman
Head of Compliance Nedbank Limited, London Branch

[Signature Page to Fourth Amendment]